                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 30, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)


                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)


                         670 Ritchie Highway, 2nd Floor
                          Severna Park, Maryland 21146
                    (Address of principal executive offices)


                                  410/544-1044
                          Registrant's telephone number


        Utah                                                87-0627421
(State of Incorporation)                       (IRS Employer Identification No.)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of August 30, 2000 by and among Comstock Coal Company, Inc. (the "Company"), a Utah corporation, Comstock Acquisition Corporation ("CAC"), a Utah corporation and a wholly-owned subsidiary of the Company, and Telkonet Communications, Inc. ("TCI"), a Delaware corporation, CAC merged with and into TCI, with TCI emerging as the surviving corporation. In consideration of such merger transaction, the common stock of TCI's shareholders was converted into and exchanged for 19,795,337 shares of Company common stock and outstanding warrants of various holders for TCI common stock were converted into warrants for an additional 1,397,098 shares of Company common stock. In addition, by operation of law, CAC's common stock was converted into TCI common stock. Furthermore, as of the effective date of the Agreement the Company changed its name to "Telkonet, Inc." As a result of the execution of the transactions set forth in the Agreement, TCI has become a wholly-owned subsidiary of the Company.

         The Agreement was adopted by the unanimous consent of the Board of Directors of the Company on August 30, 2000. The Agreement was adopted by the unanimous consent of the Board of Directors of CAC and approved by consent of the sole shareholder of CAC on August 30, 2000. The Agreement was adopted by the unanimous consent of the Board of Directors of TCI and by the consent of a majority of the shareholders of TCI on August 30, 2000.

         Upon effectiveness of the Agreement, the Company had an aggregate of 21,775,337 shares of common stock outstanding. Immediately prior to the effectiveness of the Agreement (I.E, the moment before the effective date of the Agreement) the Company had 1,980,000 shares of common stock outstanding. By virtue of the merger, and their receipt of 19,795,337 shares of the Company common stock, TCI's shareholders acquired 90.90% of the issued and outstanding common stock of the Company.

         The directors of the Company, prior to the effectiveness of the Agreement, have, as part of and as a result of the reorganization, elected new officers and directors of the Company and immediately thereafter (upon the effectiveness of the Agreement) resigned as directors of the Company. As a result, the pre-merger shareholders of TCI, who acquired 90.90% of the issued and outstanding common stock of Company in the reorganization, control the Company and TCI's officers and directors have become the officers and directors of the Company. See "Management" below.

         The officers and directors of TCI shall remain and be the officers and directors of TCI after the effective date of the Agreement.

         A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein, with the exception of the schedules to the Agreement. The foregoing description is modified by such reference.

         (b) The following table contains information regarding the shareholdings of the 3 (three) current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                                     Amount of              Percent of
                                     Common Stock           Common Stock
                                     Beneficially           Beneficially
Name                                 Owned (1)              Owned

Officers and Directors

David W. Grimes                       4,971,917               21.5%
Chairman and Chief Technology Officer
670 Ritchie Highway, 2nd Floor
Severna Park, Maryland 21146

L. Peter Larson                       1,505,285                6.5%
President and Chief Executive Officer
670 Ritchie Highway, 2nd Floor
Severna Park, Maryland 21146

Stephen L. Sadle                      5,722,694               24.7%
Chief Operating Officer
670 Ritchie Highway, 2nd Floor
Severna Park, Maryland 21146

Others

Donald Erat                           2,861,347               12.3%
670 Ritchie Highway, 2nd Floor
Severna Park, Maryland 21146

Ronald Pickett                        2,658,964               11.5%
2321 Ocean Point Drive
Wilmington, NC  28405

FERST for St. Mary's, Inc.            1,958,549*               8.5%
P.O. Box 167
Mechanicsville, MD 20658

* Includes 652,850 immediately exercisable warrants to purchase shares of common stock at $1.00 per share

(1) Based upon 21,775,337 outstanding shares of common stock (subsequent to the effectiveness of the reorganization) plus 1,397,098 immediately exercisable warrants to purchase shares of common stock.

         (c) The holders of restricted "legended" shares of the Company's common stock, prior to the effectiveness of the Agreement, are entitled pursuant to an agreement entered into with the Company (the "Registration Rights Agreement") to piggyback registration rights with other substantially similar securities registered by the Company during a 2 year period following the effectiveness of the Agreement. A copy of the Registration Rights Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On August 30, 2000, a 90.90% interest in Company was acquired by the shareholders of TCI by way of a reorganization involving a reverse triangular merger (through CAC) by and with TCI, a Delaware corporation. The Company's Board of Directors approved the reorganization set forth in the Agreement. As a result of this reorganization transaction TCI is a wholly-owned subsidiary of Company.

CURRENT OPERATIONS

         The Company had no independent business operations prior to the effectiveness of the reorganization. Subsequent to the effectiveness of the reorganization, the Company's only business operation was a holding company for its wholly-owned subsidiary, TCI. TCI is actively engaged in the telephone and Internet businesses. TCI has developed working prototypes for two products designed to provide Internet and telephone service through power line transmission. TCI has developed and applied for patents which cover the technology developed and plans to utilize recently announced advancements in transmission speed to build next generation hardware for field test and marketing demonstrations. TCI intends to expand its design team to produce and deliver a variety of telephony products to provide complete solution sets for its customers.

TCI BUSINESS

         TCI was formed to develop applications for emerging power-line carrier technologies. Technology developed will be licensed or sold to companies with vertical markets who could build on TCI's basic expertise to construct power line carrier based systems that enhance their business base and capability. TCI can be characterized as a high technology systems application developer with primary focus on applications in Internet distribution worldwide and telephony systems in developing countries around the globe, where local communications infrastructures are not providing cost-effective service. TCI intends to be a key global supplier of communications products through the development of strategic joint venture and licensing relationships, which will enhance long-term growth and provide a stable platform for market penetration. TCI has developed proprietary products, which are the first of their kind to provide telephony communications solutions.

         The first involves the use of the power line infrastructure to distribute telephony using a hybrid system. The central office of a public service telephone network may choose to provide the wide band line for interconnectivity to the TCI power line carrier telephony system. This approach greatly reduces the cost and time required to bring telecommunications services to communities that do not have such services. Alternatively, V-sat connectivity can also be used for distribution to an access point of a public service telephone network.

         TCI's second proprietary product provides Internet service via power lines to end users through interfaces with available high-speed landlines or geosynchronous satellite to a Vsat terminal. Use of power lines substantially improves the cost effectiveness of this Internet delivery system, and when used in conjunction with satellite access may avoid the traditional per minute telecom charges that are incurred by users throughout Europe. Using power lines for distribution could make the Internet economically viable for a large population of potential customers. TCI's system avoids the disruption and high cost of new wiring.

PERCEIVED BENEFITS

         There are certain perceived benefits to being a reporting company with a class of publicly traded securities. These are commonly thought to include the following:

         * the ability to use registered securities to make acquisitions of assets or businesses;

         *        increased visibility in the financial community;

         *        the facilitation of borrowing from financial institutions;

         *        improved trading efficiency;

         *        shareholder liquidity;

         *        greater ease in subsequently raising capital;

         *        compensation of key employees through stock options;

         *        enhanced corporate image;

         *        a presence in the United States capital markets.

PROPERTY AND OFFICES

         The Company's principal executive office is located at 670 Ritchie Highway, 2nd Floor, Severna Park, Maryland 21146. The Company's registered office in Utah is c/o Richard Lawrence, Suite 1200, Beneficial Life Tower, 36 South State Street, Salt Lake City, Utah 84111. TCI currently has approximately 1000 sq. ft. of office space rented at 670 Ritchie Highway, 2nd Floor, Severna Park, Maryland 21146 and shares laboratory facilities with Space-port access at Windermere Information Technology Systems in Annapolis. The Company is in negotiation for a leased facility that would allow for planned increases in operating activities.

LITIGATION

         There is no known litigation pending against either the Company or TCI.

MARKET FOR THE COMPANY SECURITIES

         The Company has been a reporting public company. The Company's common stock is listed on the OTC Bulletin Board operated by Nasdaq under the symbol CKCC.OB, but has never been publicly traded. Due to this lack of public trading, there is no established market price for the Company's common stock. Following the effectiveness of the Agreement, the Company's common stock will be listed on the OTC Bulletin Board operated by Nasdaq under the symbol TLKO.

MANAGEMENT

Name                          Age            Title
---                           ---            -----

David W. Grimes                63          Chairman & Chief
                                            Technology Officer

L. Peter Larson                50          President & Chief
                                            Executive Officer

Kevin L. Miller                47          Chief Financial Officer

Stephen L. Sadle               54          Chief Operating Officer

Robert P. Crabb                53          Secretary

         DAVID W. GRIMES is the co-founder of TCI. He is also the founder and CEO of Transpace Carriers, Inc., a venture to commercialize the Delta Launch Vehicle. Grimes was the former Senior Executive for the Delta Program at NASA, heading the $200M per annum program. He was most recently Chief Engineer of Final Analysis, Inc. and led the design and development of the Low Earth Orbit constellation of 38 satellites for use in global store and forward communications. Grimes is a recognized expert in space and ground communications systems and brings this expertise to bear on the implementation of the hybrid telephony technology described herein.

         L. PETER LARSON has an extensive background in engineering and finance. After completing his BSEE and MS in Operations Research at Rensselaer Polytechnic, he began his career with General Dynamics Corporation. During his 20+ year career at General Dynamics, he served in various executive positions including Vice President and Controller of their International Services Company and Senior Vice President Finance and CFO for the Cessna Aircraft Company. Mr. Larson was a consultant and has recently served as CFO or COO in several start-up and turn-around assignments in electronics manufacturing, software, Internet application development and telecommunications.

         KEVIN L. MILLER has over twenty-six years of experience in finance and business development of which twenty-three years were spent at General Electric Company ("GE"). At GE, he held executive-level positions in such diverse businesses as GE Capital, Information Services, Power Systems, Engineered Materials, Healthcare, Corporate Finance and GE Investments. Mr. Miller began his career at GE on its prestigious three-year Financial Management Program which he completed with honors. Mr. Miller left GE to become a founding partner of the Strategic Ventures Group (SVG), a success-fee based consulting firm to both early-stage technology companies and established global companies. Prior to joining Telkonet, he was the Chief Financial Officer of Internos Corporation, a Dulles, Virginia based Internet company providing electronic commerce services to companies focused in industries such as construction, property management, railroad contracting, and toy manufacturing.

         STEPHEN L. SADLE is a co-founder of the company. Mr. Sadle was previously employed as Senior Vice President and General Sales Manager of Internos, a provider of Web based vertical extranet applications and has developed operating extranets in the construction and transportation industries. For 15 years prior, Sadle was Vice President of Business Development and Sales for The Driggs Corporation, a major heavy and infrastructure contracting firm interfacing with government and the private sectors. Also, he was president and founder of a successful construction company and was awarded Small Businessman of the Year Award for the Washington Metropolitan Area. Mr. Sadle brings significant management, contracting and entrepreneurial skills to the company.

         ROBERT P. CRABB has over 30 years of sales, marketing and public and private corporate management experience, including 15 years with the Metropolitan Life Insurance Company where he assisted in the development of marketing and training programs. His entrepreneurial expertise includes marketing and financial consulting and commercial and residential real estate development. Mr. Crabb is the President of Susquehanna Development L.L.C., a marketing and business development consulting company. Mr. Crabb serves on the Board of Directors of Medical Advisory Systems, Inc. (AMEX:"DOC"). As a consultant, Mr. Crabb will provide marketing and public company administration services to Telkonet.

EXECUTIVE COMPENSATION

         L. PETER LARSON is employed as the TCI's President and Chief Executive Officer and has assumed such positions with the Company. Pursuant to a three (3) year employment agreement by and between Mr. Larsen and TCI, in compensation for the performance of his executive duties, Mr. Larsen shall be compensated in the amount of One Hundred Thirty Thousand Dollars ($130,000) per annum. Such annual compensation may be increased at TCI's discretion and Mr. Larsen is eligible for yearly bonuses also at TCI's discretion. The base term of Mr. Larsen's employment contract expires on June 18, 2003.

         STEPHEN L. SADLE is employed as the TCI's Executive Vice-President, Secretary, Treasurer and Chief Operating Officer and has assumed such positions with the Company. Pursuant to a three (3) year employment agreement by and between Mr. Sadle and TCI, in compensation for the performance of his executive duties, Mr. Sadle shall be compensated in the amount of One Hundred Thirty Thousand Dollars ($130,000) per annum. Such annual compensation may be increased at TCI's discretion and Mr. Sadle is eligible for yearly bonuses also at TCI's discretion. The base term of Mr. Sadle's employment contract expires on June 18, 2003.

         DAVID W. GRIMES is employed as TCI's Chairman and has assumed such position with the Company. He has no employment contract with TCI, being an employee at-will, and he is compensated for the performance of his executive duties in the amount of Forty-Eight Thousand Dollars ($48,000) per annum

         KEVIN L. MILLER is employed as TCI's Chief Financial Officer and has assumed such position with the Company. He has no employment contract with TCI, being an employee at-will, and he is compensated for the performance of his executive duties in the amount of Ninety-Six Thousand Dollars ($96,000) per annum

RELATED TRANSACTIONS

         NOT APPLICABLE

RISK FACTORS

         The Company, its business plan and any offering of its securities are subject to numerous risk factors which prospective investors should carefully consider, including the following:

         TAXATION. The business combination described herein has been structured so as to minimize the federal and state tax consequences to the Company, TCI and their respective shareholders. No rulings have been requested from the Internal Revenue Service regarding this reorganization and, therefore, there can be no absolute assurance that such business combination have met the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which might have an adverse effect on the parties to the transaction.

         POSSIBLE PRICE VOLATILITY. Although it is impossible to predict the nature of any secondary trading market for the Company's common stock in the future, the market prices for securities of emerging companies historically have been highly volatile. Future announcements concerning the Company or its competitors, including the results of testing, technological innovations or new commercial products, government regulations and developments concerning proprietary rights or litigation may have a significant impact on the price of the Company's securities in any such secondary trading.

         NO DIVIDENDS ANTICIPATED. The Company has never paid any dividends on its securities and does not anticipate the payment of dividends in the foreseeable future.

         CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES. The Company's common stock is listed on the OTC Bulletin Board operated by Nasdaq under the symbol CKCC.OB. There has been no previous open market trading of the Company's Common Stock.

         PENNY STOCK REGULATION. Upon commencement of trading in the Company's stock, if such continues (of which there can be no assurance) the Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

         DEVELOPMENT STAGE COMPANY. Subsequent to the reorganization the Company has become a development stage company, the business of which is subject to all of the risks and uncertainties normally associated with business ventures in the development stage, which historically have a high failure rate. Although members of the management team of the Company have substantial experience in technology development, there can be no assurance that the Company effectively market such developments and that the Company will be profitable in the future.

         UNPROVED MARKET ACCEPTANCE. Although the Company believes there is a substantial need for the technologies and products proposed to be offered by the Company, its management is unable to guarantee the level of market acceptance for these products or their performance compared to other existing or future technologies. Furthermore the Company cannot guarantee the level of revenues that will ultimately be generated by these products.

         UNCERTAIN MARKETING PARTNERSHIPS. Subsequent to the reorganization, the Company has not yet finalized a contract with any partner to guarantee a minimum level of revenue generation. As such, the Company is unable to gauge the level of acceptance of its technologies. Failure of the Company to establish or retain customer acceptance would have a material adverse effect on the operations of the Company and profits of the Company.

         TECHNOLOGICAL FEASIBILITY UNDETERMINED. While the Company is in the process of evaluating its technologies, important specific applications have not yet been designed nor tested for their final intended use. Thus, there is no assurance that the technologies will function as predicted. Failure of the technologies to function as predicted or any delay in the development of the technologies will have a material adverse effect on the Company.

         DEPENDENCE ON MANAGEMENT AND LIMITED STAFF. The Company's ability to achieve its objectives is largely dependent upon the services of its key employees. The loss of services of any of those could have a material adverse impact on the Company. The Company has no business interruption insurance or keyman life insurance on any of its employees. The death or disability of any key employees or key independent contractors or the occurrence of any other uninsured event would likely have a material adverse impact on the Company. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical, sales and marketing, customer support, financial and accounting, and managerial personnel. Competition for such personnel in the technology industry is intense, and there can be no assurance that the Company will be able to retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future.

         PATENT AND TRADE SECRET PROTECTION. Subsequent to the reorganization, no patent has been issued on the technology to be utilized by the Company, nor has any trademark for the use of the name "Telkonet" been issued to the Company. No assurance can be given that the Company will be able to successfully utilize the name Telkonet nor can any assurance be made that the Company will procure trademark rights to same. Additionally, if the Company proceeds with its product and services under the Telkonet name, the Company may be exposed to liability for the use of the names. As a result of the above, use and/or protection of the Company's products and services from competitors may be limited. There is no assurance that the Company can prevent others from offering similar products or that the Company has or will have sufficient resources to prosecute and defend litigation involving such intellectual property. Although the Company plans to register the appropriate trademarks, there is no assurance that the Company will obtain these trademarks, nor prevent others from using said names.

         NEED FOR ADDITIONAL FUNDS - FUTURE DILUTION. The Company will not be able to adequately fund the development, implementation and marketing of its technology without the infusion of additional funds. Acquisition of such funding may occur through the issuance of additional shares of the Company, the effect of which may be the dilution of the ownership interests of its shareholders subsequent to the reorganization. There is no assurance that the Company will be able to continue development and fully implement its marketing plan as currently contemplated without such future issuances.

         COMPETITION IN THE INDUSTRY. Competition is intense in the technology field. Moreover, other companies, who may be substantially larger than the Company and with other competitive advantages such as name recognition, an established market presence, legal services, and/or sales organizations, could develop technologies that would provide identical features to the Company's proposed technologies, or products that are broader in scope or more technologically advanced than those of the Company.

         PARTICIPATION OF OTHER CORPORATIONS. A key to success of the Telkonet technologies is the participation of other corporations and sponsors. Subsequent to the reorganization, the Company has not yet signed any participation or sponsor agreements which would generate revenue for the Company. Failure of the Company to establish and retain these sources of revenue would have a material adverse effect on the Company.

         CONTROL OF THE COMPANY. Current executive officers and directors of the Company hold stock representing 53.9% of the Common Stock of the Company. These shareholders will continue to determine the outcome of corporate actions requiring shareholder approval, including the election of directors until such time as their shares are diluted through subsequent offerings.

         RISKS ASSOCIATED WITH TECHNOLOGICAL CHANGE. The market in which the Company competes is characterized by rapidly changing technology, evolving industry standards, frequent new product announcements, introductions and enhancements, and changing customer demands. Accordingly, the Company's future success will depend on its ability to rapidly adapt to new ideas or scientific findings, its ability to rapidly adapt its solutions to meet evolving industry standards and its ability to continually improve the performance, features and reliability of its product to both changing customer demands and competitive product offerings. The failure of the Company to successfully adapt to such changes in a timely manner could have material adverse effect on the Company's business, results of operations and financial condition. Furthermore, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful design, development, testing, introduction or marketing of new technologies, or that any new solutions or enhancements to existing technologies will adequately meet the requirements of its prospective customers and achieve any degree of significant market acceptance.

         LITIGATION AND LIABILITY INSURANCE. The Company intends to secure general professional liability insurance. However, there can be no guarantee that clients of the Company will not enter into litigation against the Company as a result of information received from the Company. In the event that the Company is in fact sued, the Company may not be adequately insured.

         BROAD DISCRETION OF MANAGEMENT. Management will have broad discretion with respect to the expenditure of the Company's funds and the overall operation of the Company. Though each of the members of the senior management team has had broad experience in the technology field their exposure to start-up companies and start-up telephony companies in particular has been limited.

         UNCERTAIN VALUE OF STOCK OF COMPANY. There have been no professional opinions concerning the value of the stock of the Company or the net worth of the Company.

         GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES. Due to concerns arising in connection with the increasing popularity and use of the Internet, laws and regulations, in the United States and abroad, may be adopted covering issues such as user privacy, acceptable content, or taxation for services. Such legislation could affect the growth in use of the Internet generally or the Company, either of which could have a material adverse effect on the Company's business, results of operations and financial condition.

         NO OPERATING History or Revenue and Minimal Assets. Prior to the effectiveness of the Agreement the Company had no operating history nor revenues or earnings from operations nor significant assets or financial resources. TCI also had insignificant operation and minimal revenues prior to the effectiveness of the Agreement and had only minor amounts of assets.

         LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a single line of business. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On August 29, 2000, the Company dismissed its certifying public accountants, H J & Associates, LLC (formerly Jones, Jensen & Company)
("HJ"). HJ's report on the financial statements for the period as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998 and from the beginning of the development stage on July 28, 1997 through December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that their report for the year ended December 31, 1999 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to dismiss HJ was approved by the Company's Board of Directors. During the period of July 28, 1997 (beginning of the development stage) through December 31, 1999 and subsequent interim period through August 29, 2000, the Company has not had any disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company, LLP ("Stefanou") as its certifying accountant as of August 29, 2000 for the Company's fiscal year ending December 31, 2000.

         The Company has not consulted Stefanou previously. HJ's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

         The Company has not consulted Stefanou previously. Jones, Jensen's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

ITEM 5. OTHER EVENTS

         Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company serving prior to the effectiveness of the Agreement, have, as part of and as a result of the reorganization, resigned as officers and directors of Company. New directors and executive officers of the Company were elected or selected immediately prior to the effectiveness of the Agreement. These newly elected or selected directors and executive officers are the prior directors and executive officers of TCI.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of business acquired.

         The required financial statements of the business acquired are set forth below

         TELKONET, INC.

         Index to Financial Statements

                                                                  Page

Audit Report of Independent Certified Public Accountants          F-3

Financial Statements

    Balance Sheet                                                 F-4

     Statements of Losses                                         F-5

     Statements of Deficiency in Stockholders' Equity             F-6

     Statements of Cash Flows                                     F-7

     Notes to Financial Statements                             F-8 to F-13


Interim Financial Statements (Unaudited)

     Balance Sheet as of December 31, 1999                        F-13


     Statement of Losses for the six months ended
     December 31, 1999                                            F-14

     Notes to Financial Statements at December 31, 1999           F-15

STEFANOU & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS
1360 Beverly Road
Suite 305
McLean, VA  22101-3621
703-448-9200
703-448-3515 (fax)
Philadelphia, PA


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Telkonet Communications, Inc.
Severna Park, Maryland

         We have audited the accompanying balance sheet of Telkonet Communications, Inc. (a development stage company) as of June 30, 2000 and the related statements of losses, stockholders' equity, and cash flows for the period November 3, 1999 (date of inception) to June 30, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telkonet Communications, Inc. as of June 30, 2000, and the results of its operations and its cash flows from November 3, 1999 (date of inception), to June 30, 2000, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                           /s/ STEFANOU & COMPANY, LLP
                               Stefanou & Company, LLP

Certified Public Accountants
McLean, Virginia
August 16, 2000

                          TELKONET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  JUNE 30, 2000



                                     ASSETS
                                     ------


CURRENT ASSETS:
         Cash and equivalent                                          $   8,232
         Marketable securities, at cost which approximates market       525,000
                                                                      ----------
                  Total current assets                                  533,232


PROPERTY AND EQUIPMENT-AT COST:
            Furniture, equipment and leasehold improvements              74,646
            Less accumulated depreciation                                10,505
                                                                      ----------
                                                                         64,141
                                                                      ----------
                                                                      $ 597,373
                                                                      ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
         Accounts payable and accrued expenses                        $  70,070
         Note payable (Note B)                                          235,000
                                                                      ----------
                  Total current liabilities                             305,070

COMMITMENTS AND CONTINGENCIES (Note E)

STOCKHOLDERS' EQUITY (Note C)
Common stock, par value $.01 per share; 25,000 shares
  authorized; 21,035 issued at June 30, 2000                                210
Additional paid in capital                                              656,985
Deficit accumulated during development stage                           (364,892)
                                                                      ----------
                  Total stockholders' equity                            292,303
                                                                      ----------
                                                                      $ 597,373
                                                                      ==========

                          TELKONET COMMUNICATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY )
               STATEMENT OF LOSSES FOR THE PERIOD NOVEMBER 3, 1999
                    (DATE OF INCEPTION) THROUGH JUNE 30, 2000




                                                              For the Period
                                                             November 3, 1999,
                                                          (Date of Inception) to
                                                              June 30, 2000
                                                              -------------


Cost and expenses:
     Research and development                                   $  51,138
     General and administrative                                   295,958
     Interest                                                       7,564
     Depreciation and amortization                                 10,232
                                                                ----------
                                                                  364,892

Loss before income taxes                                         (364,892)

Income (taxes) benefit                                                  -
                                                                ----------

Net loss                                                        $(364,892)
                                                                ==========



                                           TELKONET COMMUNICATIONS, INC.
                                           (A DEVELOPMENT STAGE COMPANY)
                                        STATEMENT OF IN STOCKHOLDERS' EQUITY
                       FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 2000

                                                                                     Deficit accumulated
                                              Common       Stock      Additional     During Development
                                              Shares       Amount    Paid-in-Capital        Stage        Total
                                             --------    ----------    ----------        ----------    ----------

Issuance of common stock to founders          19,300     $     193     $  11,377         $      -      $  11,570
Sale of stock issued pursuant to private
 placement, net of costs                       1,735            17       645,608                -        645,625
Net loss                                           -             -             -         (364,892)      (364,892)
                                             --------    ----------    ----------       ----------     ----------
Balance at June 30, 2000                      21,035     $     210     $ 656,985        $(364,892)     $ 292,303




                          TELKONET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
      FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 2000

                                                                     For the Period
                                                                    November 3, 1999,
                                                                       (Date of
                                                                     Inception) to
                                                                     June 30, 2000
                                                                      ----------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
Cash flows from operating activities
         Net loss from development stage operations                   $(364,892)
         Adjustments to reconcile net loss from development stage
         Operations to cash used for operating activities:
                  Depreciation and amortization                          10,232
                  (Increase) decrease in:
                  Increase in marketable securities                    (525,000)
                  Prepaid and other                                         273
                  Increase (decrease) in:
                  Accounts payable and accrued expenses, net             70,070
                                                                      ----------
          Net cash  used by operating activities                       (809,317)

Cash flows used in investing activities:
             Capital expenditures, net of disposals                     (74,646)
                                                                      ----------
         Net cash used in investing activities                          (74,646)

Cash flows used in financing activities:
         Proceeds from sale of common stock, net of costs               657,195
             Proceeds from loans                                        235,000
                                                                      ----------
         Net cash, provided (used) in financing activities              892,195
                                                                      ----------
         Net (decrease) increase in cash and equivalents                  8,232
Cash and equivalents at beginning of period                                   0
                                                                      ----------
Cash and equivalents at end of period                                 $   8,232
                                                                      ==========

Supplemental Disclosures of Cash Flow Information

Cash paid during the period for interest                              $       -
Income taxes paid                                                             -


                      NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation
----------------------------------

Telkonet Communications, Inc. ("Company") was formed on November 3, 1999 under the laws of the State of Delaware. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and is seeking to develop, produce and market proprietary equipment enabling the transmission of voice and data over electric utility lines. From its inception through the date of these financial statements the Company has recognized no revenues and has incurred significant operating expenses.

Advertising
-----------

The Company follows the policy of charging the costs of advertising to expenses incurred.

Property and Equipment
----------------------

For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (three to five years for furniture, fixtures and equipment). The straight-line method of depreciation is also used for tax purposes.

Marketable Securities
---------------------

Marketable securities consist primarily of corporate equity securities. The Company's marketable securities are considered to be "available for sale" and accordingly, are carried on the balance sheet at fair market value, which approximates cost. Gains/losses from securities have not been material.

Income Taxes
------------

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

Cash Equivalents
----------------

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Impairment of Long-Lived Assets
-------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No.121 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

Research and Development
------------------------

Company-sponsored research and development costs related to both present and future products are expended in the period incurred. Total expenditures on research and product development for the November 3, 1999 (inception of Company) through June 30, 2000 were $ 51,138.

Concentrations of Credit Risk
-----------------------------

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company currently has no customers.


                            STOCK BASED COMPENSATION

The Company accounts for stock transactions in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees." In accordance with statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company has adopted the proforma disclosure requirements.

Liquidity
---------

As shown in the accompanying financial statements, the Company incurred a net loss of $364,892 from November 3, 1999 (inception of the Company) through June 30, 2000.

Comprehensive Income
--------------------

The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information
-------------------

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the year ended December 31, 1998. SAFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

New Accounting Pronouncements
-----------------------------

The Company adopted Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pension and Other -Post Employment Benefits ("SFAS 132") in the six months ended June 30, 2000. SFAS No. 132 establishes disclosure requirements regarding pension and post employment obligations. SFAS No. 132 does not effect the Company as of June 30, 2000. In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

In April 1998, Statement of Position No. 98-5 was issued which requires that companies expense defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. Adoption of this statement does not have an effect on financial condition or operating results.

 The Company adopted Statement of Financial Standards No. 133, Accounting for Derivative Instruments and for Hedging Activities ("SFAS No. 133") in the six months ended June 30, 2000. SFAS No. 133 requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. SFAS No. 133's impact on the Company's consolidated financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.

In December, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (" SAB 101"), Revenue Recognition in Financial Statements, which will become effective December 31, 2000. The Company does not expect the standard to have a material effect on its results.

NOTE B-NOTE PAYABLE

Note payable at June 30, 2000 consists of the following:

Margin loan payable secured by common stock; interest at
broker call rate (8.98% at June 30, 2000) payable monthly             $ 235,000
                                                                      ==========

NOTE C - CAPITAL STOCK

The Company was incorporated under the laws of the State of Delaware on November 3, 1999 under the name of Telkonet Communications, Inc. The Company is a successor to Telkonet Communications, Inc., a company formed under the laws of the State of Maryland ("Predecessor"). The Predecessor was an inactive corporation entity with no significant assets or operations.

The Company has authorized 25,000 shares of common stock , with a par value of $.01 per share.

In June, the Company issued a Private Offering Memorandum for the sale of common stock at a purchase price of $ 375.00 per share. As of June 30, 2000, the Company had received $ 650,625, net of costs, for 1,735 shares sold under this offering (see Note G).

As of June 30, 2000, the Company had the following outstanding warrants to purchase the Company's common stock.

    Number of Shares         Exercise Price per Share         Date of Expiration
    ----------------         ------------------------         ------------------

          50                           $375                       June 1, 2001
          50                           $935                       June 1, 2001

                               NOTE D-INCOME TAXES

The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $364,892, which expire through 2020, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $124,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is likely that the benefits will not be realized.

Components of deferred tax assets as of June 30, 2000 are as follows:

Non Current:
         Net operating loss carryforward       $ 124,000
         Valuation allowance                     124,000
                                               ----------
         Net deferred tax asset                $       -
                                               ==========

NOTE E-COMMITMENTS AND CONTINGENCIES

Lease Commitments
-----------------

The Company leases office space on a month to month basis in Severna Park, Maryland for its Corporate offices. Rental expense for the period November 3, 1999 (date of inception) through June 30, 2000 was $2,970.

Employment and Consulting Agreements
------------------------------------

The Company has an employment agreement with the Company's Chief Executive Officer and Chief Operating Officer. In addition to salary and benefit provisions, the agreement includes defined commitments should the employee terminate the employment with or without cause.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE F-RELATED PARTY TRANSACTIONS

Included in accounts payable and accrued expenses is $16,856 at June 30, 2000 which represents advances from stockholders or officers of the Company. No formal agreements or repayment terms exist.

NOTE G-SUBSEQUENT EVENTS

Subsequent to the date of the financial statements, the Company had received $ 71,250.00, net of costs, for the sale of common stock under the Private Placement Memorandum (see Note C).

Subsequent to the date of the financial statements, the Company issued warrants to purchase Company common stock to certain consulting firms as partial consideration for services being rendered to the Company. The terms of the warrants are as follows:

  Exercise
   Price                           Number                         Date of
 Per Share                       Outstanding                    Expiration
 ---------                       -----------                    ----------
  $375.00                           263                        July 31, 2001
   375.00                           135                        July 31, 2001
   935.00                           250                        June 30, 2001
   935.00                           750                        July 31, 2001


NOTE H-GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements from November 3, 1999 (date of inception of Company), the Company incurred losses from operations of $364,892. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates the Company will attain profitable status and improve it liquidity through the continued developing of its products, establishing a profitable market for the Company's products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.


(b) Pro Forma Financial Information.

                                          COMSTOCK COAL COMPANY, INC.
                                CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET
                                               DECEMBER 31, 1999

                                     ASSETS
                                                                                          Pro forma       Pro forma
                                                              Comstock     Telkonet      Adjustments    Consolidated
                                                             ----------   ----------      ----------      ----------
CURRENT ASSETS:
    Cash                                                     $       -    $   8,232                       $   8,232
    Marketable securities                                            -      525,000                         525,000
                                                             ----------   ----------                      ----------
         Total current assets                                        -      533,232                         533,232

PROPERTY AND EQUIPMENT, AT COST:
    Furniture and equipment                                          -       74,646                          74,646
    Less accumulated deprecation                                     -       10,505                          10,505
                                                             ----------   ----------                      ----------
                                                                     -       64,141                          64,141
                                                             ----------   ----------                      ----------

                                                             $       -    $ 597,373                       $ 597,373
                                                             ==========   ==========                      ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                    $   2,642    $  70,070                       $  72,712
    Note payable                                                     -      235,000                         235,000
                                                             ----------   ----------                      ----------
         Total current liabilities                               2,642      305,070                         307,712


STOCKHOLDERS' EQUITY :
                                                                                               (210)(2)
                                                                                               (418)(3)
    Common stock                                                 2,398          210          19,618 (2)      21,598
                                                                                            (77,950)(1)
    Additional paid in capital                                  77,950      656,985         (24,030)(1)     632,955
    Deficit accumulated during development stage               (82,990)    (364,892)         82,990 (1)    (364,892)
                                                             ----------   ----------                      ----------
                                                                (2,642)     292,303                         289,661
                                                             ----------   ----------                      ----------
                                                             $       0    $ 597,373                       $ 597,373
                                                             ==========   ==========                      ==========


                                            COMSTOCK COAL COMPANY, INC.
                              CONSOLIDATED PRO FORMA CONSOLIDATED STATEMENT OF LOSSES
                                                 DECEMBER 31, 1999

                                                                                          Pro forma       Pro forma
                                                              Comstock     Telkonet      Adjustments    Consolidated
                                                             ----------   ----------      ----------      ----------
Cost and expenses:
    Research and development                                 $       -    $  51,138                       $  51,138
    General and administrative                                   4,940      295,958                         300,898
    Interest                                                         -        7,564                           7,564
    Depreciation and amortization                                    -       10,232                          10,232
                                                             ----------   ----------                      ----------
                                                                 4,940      364,892                         369,832

Loss before taxes                                               (4,940)    (364,892)                       (369,832)

Income (taxes) benefit                                               -            -
                                                             ----------   ----------                      ----------
                                                                                  -                               -

Net  loss                                                       (4,940)    (364,892)                       (369,832)

Loss per share:
    Basic and diluted                                        $    (.00)   $    (.00)                      $    (.02)
                                                             ==========   ==========                      ==========
Weighted average shares outstanding:

Basic and diluted (restated and giving effect
  of re-capitalization)                                      2,398,000                                   21,598,134
                                                             ==========                                  ===========

                           COMSTOCK COAL COMPANY, INC.
           NOTES TO CONDENSED PROFORMA UNAUDITED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

The Proforma Unaudited Financial Statements have been prepared in order to present consolidated financial position and results of operations of Comstock Coal Company, Inc. ("Comstock") and Telkonet Communications, Inc. ("Telkonet") as if the acquisition had occurred as of November 3, 1999 (date of Telkonet's inception ).

On August 25, 2000, Telkonet completed an Agreement and Plan of Reorganization ("Agreement") with Comstock in a transaction accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of the Comstock was $ 1. From Comstock's inception, until the date of the merger, Comstock was an inactive corporation with no assets and liabilities.

Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by Comstock stockholders were exchanged for an aggregate of 1,980,000 shares of Telkonet common stock. The value of the stock that was issued was the historical cost of Comstock's net tangible assets, which did not differ materially from their fair value. In accordance with Accounting Principles Opinion No. 16, Telkonet is the acquiring entity.


The following is a description of the pro forma adjustments that have been made to the financial statements.

         (1) To record the acquisition of Comstock for stock. The significant components of this transaction are:

      Stock issued                                      $ 1,980
      Excess of liabilities assumed over
          assets acquired                                 2,642
                                                        -------
      Total consideration paid                          $ 4,622
                                                        =======

         (2) To record exchange of Telkonet common shares for Comstock shares

         (3) To record cancellation of 418,000 shares of Comstock common stock subsequent to December 31, 1999.

(c)      Exhibits


2.1 Agreement and Plan of Reorganization between Comstock Coal Company, Inc. and Telkonet, Inc.

3.1 Articles of Incorporation of Company, Inc. and Articles of Amendment to the Articles of Incorporation of Comstock Coal Company, Inc.

4.1      Registration Rights Agreement by Telkonet

10.1 Employment Agreement between Telkonet Communications, Inc, a wholly owned subsidiary of Telkonet, Inc., and Stephen L. Sadle

10.2 Employment Agreement between Telkonet Communications, Inc., a wholly owned subsidiary of Telkonet, Inc., and Lewis Peter Larson

16.1     Letter from Comstock Coal Company's former Certified Accountants

17.1     Letter of Resignation from James Doolin

17.2     Letter of Resignation from Jason Jenson

17.3     Letter of Resignation from Shane Thueson

21.1     Subsidiaries of Registrant

27.1     Financial Data Schedule



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     TELKONET, INC.



Date: August 30, 2000